UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2010

LANSDOWNE SECURITY, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-94797	75-2738727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Chicora Avenue
Toronto Ontario, Canada	M5R 1T7
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (416) 928-3095

HUDSON'S GRILL INTERNATIONAL, INC.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03         Material Modification to Rights of Security Holders.

On July 7, 2010, the Registrant filed Articles of Incorporation with the Secretary of State of the State in Nevada, changing the Registrant’s name from Hudson’s Grill International, Inc. to Lansdowne Security, Inc. and implementing a 50-to-1 reverse stock split (the “Reverse Stock Split”) of the Registrant’s issued and outstanding shares of common stock (the "Common Stock").

Pursuant to the Reverse Stock Split, effective August 2, 2010, every fifty shares of the Registrant’s issued and outstanding Common Stock were converted into one share of Common Stock. Any fractional shares resulting from the Reverse Stock Split were rounded up to the next whole share. As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Registrant’s Common Stock was decreased from 17,288,986 pre-split shares to approximately 345,780 shares after giving effect to the Reverse Stock Split.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANSDOWNE SECURITY, INC.
Date: August 6, 2010	By:	/s/ David Roff
David Roff
President